Exhibit 99.1

agilon health Names Silvana Battaglia to Board of Directors

Longtime Human Resources Executive Brings Significant Business Leadership
Experience to Role as Independent Member of agilon’s Board

Austin, TX, June 26, 2023- agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, today announced that Silvana Battaglia has been named as an independent board director. Battaglia brings more than two decades of business leadership experience in global human resources, shaping high-performance cultures, talent, and succession management, and driving organizational transformation within the pharmaceutical, healthcare and business services sectors.

“We are pleased to welcome Silvana to the agilon health board,” said Ron Williams, board chairman. “Silvana’s extensive human resources experience within the healthcare industry will provide important insights to further our mission to be the trusted long-term partner of community-based physicians while shaping a positive and effective organizational culture for our best-in-class teams.”

“Silvana is a proven leader, leading both domestic and international human resources organizations where she has delivered exceptional results,” said Steve Sell, chief executive officer, agilon health. “agilon is growing and, as we do, Silvana will play a pivotal role in helping our company push toward a more sustainable primary care model for physicians that enables better health outcomes for senior patients.”

“agilon health is transforming health care by enabling primary care physicians to move away from the fee-for-service treadmill,” said Silvana Battaglia, board member, agilon health. “Value-based primary care is the key to ensuring senior patients have access to the care that they deserve, and I look forward to working with my fellow board members to advance agilon’s mission and support their growing workforce.”

Battaglia currently serves as executive vice president and chief human resources officer for AmerisourceBergen, a leading global healthcare company that fosters a positive impact on the health of people and communities around the world by advancing the development and delivery of pharmaceutical and healthcare products.

Prior to her current role, Battaglia worked at Aramark, most recently as senior vice president of global compensation, benefits, labor relations, and HR services; previously, she was senior vice president of global human resources. Battaglia has also served as chief human resources officer for Day & Zimmerman, and held leadership roles of increasing responsibility at Merck. She gained early human resources experience at Wyeth Pharmaceutical and Colorcon, a division of Berwind Pharmaceuticals.

Battaglia graduated from Temple University with a B.A. in Marketing and received an M.S. in Human Resources from Widener University. Battaglia has also served as adjunct faculty member at St. Joseph’s University in Philadelphia.

About agilon health

agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups transition to a value-based Total Care Model for senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,700+ PCPs that allow physician groups to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 30+ diverse communities and is here to help more of our nation’s leading physician groups and health systems have a sustained, thriving future. For more information about agilon health, visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Contacts:

Investor Contact

Matt Gillmor

Vice President, Investor Relations

investors@agilonhealth.com

Media Contact

Megan Strothman

Director, Communications & Public Affairs

media@agilonhealth.com